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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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         Date of Report (Date of earliest event reported): July 30, 2008

                                  TENNECO INC.
               (Exact Name of Registrant as Specified in Charter)

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
            Delaware                          1-12387                         76-0515284
(State or other jurisdiction of      (Commission File Number)      (I.R.S. Employer of Incorporation
 incorporation or organization)                                           Identification No.)
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
500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS                 60045
  (Address of Principal Executive Offices)                 (Zip Code)
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       Registrant's telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 OTHER EVENTS

On July 30, 2008 Tenneco Inc. announced that it has become a global diesel emission control system integration supplier to Caterpillar Inc., the world's leading manufacturer of construction and mining equipment. In this role, Tenneco will work with Caterpillar to develop and produce diesel engine aftertreatment systems for Caterpillar engines. These aftertreatment systems, along with Caterpillar's leading engine emissions reduction technology, will be used globally to meet stricter diesel emissions regulations that phase in beginning early in the next decade.

Earlier this year, Tenneco announced that it projects it will achieve an average compounded annual OE revenue growth rate of 11% to 13% between 2008 and 2012, primarily driven by tightening emission control regulations globally. The projection reflects the new business announced today and other new OE business recently awarded to Tenneco, some of which has not yet been announced.

A copy of the company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

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
Exhibit No.     Description
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
99.1            Press release issued July 30, 2008
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TENNECO INC.

Date:  August 1, 2008                     By: /s/ David A. Wardell
                                          --------------------------------
                                          David A. Wardell
                                          Senior Vice President, General
                                          Counsel and Corporate Secretary